EXHIBIT 99.1

MedAssets Reports Third Quarter and Nine-Month 2014 Financial Results

ATLANTA, Oct. 29, 2014 (GLOBE NEWSWIRE) -- MedAssets, Inc. (Nasdaq:MDAS) today announced results for its third quarter and nine-month period ended September 30, 2014.

Third Quarter

(In millions, except per share)	3Q'14	3Q'13	% Change
Net Revenue:
Spend and Clinical Resource Mgmt (SCM)	$105.8	$103.2	2.5%
Revenue Cycle Management (RCM)	69.9	63.1	10.7
Total Net Revenue [a]	175.7	166.4	5.6
Net income	7.7	6.9	12.1
Earnings per share (EPS) - diluted	0.13	0.11	18.2
Non-GAAP adjusted EBITDA	59.5	53.9	10.3
Non-GAAP adjusted EPS - diluted	$0.34	$0.31	9.7
Weighted average shares - diluted	60.7	61.5	(1.3)%

(a) Column amounts may not add to total due to rounding.

Net Revenue

Total net revenue for the third quarter of 2014 increased 5.6% to $175.7 million from $166.4 million for the third quarter of 2013. Net revenue in the SCM segment increased 2.5% to $105.8 million from $103.2 million for the third quarter of 2013 due to growth in group purchasing net administrative fees and other service fees. The acquisition of Sg2 on September 22, 2014 resulted in approximately $1.1 million of SCM segment and total net revenue in the most recent third quarter. Net revenue in the RCM segment increased 10.7% to $69.9 million from $63.1 million for the third quarter of 2013 as technology-related revenue (67.5% of RCM segment revenue) increased 5.1%, while services-related revenue rose 24.6%.

Non-GAAP Adjusted EBITDA

Total non-GAAP adjusted EBITDA for the third quarter of 2014 increased 10.3% to $59.5 million, or 33.8% of total net revenue, from total non-GAAP adjusted EBITDA of $53.9 million, or 32.4% of total net revenue, for the third quarter of 2013. Sg2 added approximately $0.1 million in SCM segment and total non-GAAP adjusted EBITDA in the most recent third quarter.

Net Income and Non-GAAP Adjusted Earnings Per Share (EPS)

Net income for the third quarter of 2014 increased 12.1% to $7.7 million, or $0.13 per share, and included $3.0 million in expenses related to the acquisition of Sg2. This compared with net income of $6.9 million, or $0.11 per share, for the third quarter of 2013. Non-GAAP adjusted EPS (defined as EPS excluding non-cash acquisition-related intangible amortization and depreciation, non-cash share-based compensation, certain restructuring, acquisition and integration-related expenses and non-recurring items on a tax-adjusted basis) rose 9.7% to $0.34 per share for the third quarter of 2014, compared with $0.31 per share for the third quarter of 2013.

Nine-Month Period

(In millions, except per share)	9 mos. '14	9 mos. '13	% Change
Net Revenue:
Spend and Clinical Resource Mgmt (SCM)	$320.3	$318.0	0.7%
Revenue Cycle Management (RCM)	201.7	191.9	5.1
Total Net Revenue [b]	522.0	510.0	2.4
Net income	22.0	19.7	11.8
Earnings per share (EPS) - diluted	0.36	0.32	12.5
Non-GAAP adjusted EBITDA	170.5	168.1	1.4
Non-GAAP adjusted EPS - diluted	$0.96	$1.02	(5.9)
Weighted average shares - diluted	61.3	60.9	0.6%

(b) Column amounts may not add to total due to rounding.

Net Revenue

Total net revenue for the nine months ended September 30, 2014 increased 2.4% to $522.0 million from $510.0 million for the first nine months of 2013. Net revenue in the SCM segment grew 0.7% to $320.3 million from $318.0 million for the first nine months of 2013. Net revenue in the RCM segment rose 5.1% to $201.7 million from $191.9 million for the first nine months of 2013 as technology-related revenue (68.9% of RCM segment revenue) increased 4.0% while services-related revenue increased 7.6%.

Non-GAAP Adjusted EBITDA

For the first nine months of 2014, total non-GAAP adjusted EBITDA was $170.5 million, or 32.7% of total net revenue, a 1.4% increase from total non-GAAP adjusted EBITDA of $168.1 million, or 33.0% of total net revenue, for the first nine months of 2013.

Net Income and Non-GAAP Adjusted Earnings Per Share (EPS)

Net income for the first nine months of 2014 increased 11.8% to $22.0 million, or $0.36 per share, compared with $19.7 million, or $0.32 per share, for the first nine months of 2013. Non-GAAP adjusted EPS was $0.96 per share for the first nine months of 2014, a 5.9% decrease from $1.02 per share for the first nine months of 2013.

Cash Flow and Capital Resources

Cash provided by operating activities in the first nine months of 2014 was $96.1 million versus $109.8 million for the first nine months of 2013. Non-GAAP free cash flow (defined as cash provided by operating activities less purchases of property, equipment and software and capitalized software development costs) decreased to $55.7 million versus $63.4 million for the first nine months of 2013. The company's balance sheet at September 30, 2014 included $886.0 million in total bank and bond debt, net of cash and cash equivalents. Total net debt equates to leverage of approximately 4.0 times non-GAAP adjusted EBITDA for the trailing twelve-month period.

Non-GAAP Contracted Revenue

At September 30, 2014, MedAssets' rolling 12-month non-GAAP contracted revenue estimate was $661.2 million (SCM segment - $425.3 million; RCM segment - $235.9 million), a year-over-year increase of 5.8%. Excluding the addition of Sg2, non-GAAP contracted revenue increased 0.4% year-over-year. Non-GAAP contracted revenue is the company's estimate of contractually committed revenue to be generated under existing client contracts in the forward 12-month period.

2014 Financial Guidance

MedAssets updated its full-year 2014 financial guidance ranges, as follows:

($ in millions, except per share)	FY'14	Y-Y % change
Net Revenue:
SCM segment	$ 444.0 - 448.0	4.6 - 5.5%
RCM segment	271.0 - 273.0	5.9 - 6.6
Total Net Revenue	715.0 - 721.0	5.1 - 6.0
Non-GAAP adjusted EBITDA	234.0 - 238.0	6.0 - 7.8
GAAP EPS – diluted	0.49 - 0.53	8.9 - 17.8
Non-GAAP adjusted EPS – diluted	$ 1.34 - 1.38	1.5 - 4.5%

Sg2 comprises approximately $10.5-$11.0 million in estimated SCM segment net revenue for full-year 2014. Excluding Sg2 as well as performance-related fees from both 2014 and 2013, total net revenue in full-year 2014 is expected to grow approximately 4.0% at the midpoint of the guidance range.

Conference Call Information

Time/Date:	5:00 p.m. ET today, Wednesday, October 29, 2014
Phone:	888-517-2464 (or 630-827-6816 for international/local callers), PIN code 9160777
Webcast:	http://ir.medassets.com, "Events & Presentations" page; Archive will be available for at least 30 days
Replay:	Call 888-843-7419 or 630-652-3042 (PIN code 9160777)

Note: The live webcast will include a slide presentation, a copy of which is available on http://ir.medassets.com in the "Events & Presentations" section in conjunction with today's event.

About MedAssets

MedAssets (Nasdaq:MDAS) is a healthcare performance improvement company focused on helping providers realize financial and operational gains so that they can sustainably serve the needs of their community. More than 4,400 hospitals and 122,000 non-acute healthcare providers currently use the company's evidence-based solutions, best practice processes and analytics to help reduce the total cost of care, enhance operational efficiency, align clinical delivery, and improve revenue performance across the care continuum. For more information, please visit www.medassets.com.

Use of Non-GAAP Financial Information

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the company supplements its condensed consolidated financial statements presented on a GAAP basis herein with the following non-GAAP financial information: gross fees; gross administrative fees; revenue share obligation; adjusted EBITDA; adjusted EBITDA margin; adjusted net income; diluted adjusted EPS; free cash flow; and contracted revenue. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures, where possible, are included in the accompanying financial schedules. Also, see "Use of Non-GAAP Financial Measures" following the financial schedules for more information.

Safe Harbor Statement

This Press Release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, and include the intent, belief or current expectations of the company and its management team with respect to the company's future business operations that include, but are not limited to: 2014 financial guidance, revenue growth and other financial projections and forecasts. Any forward-looking statements are not guarantees of future performance, involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to: failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement revenue backlog; lack of revenue growth; customer losses; and adverse developments with respect to the operation or performance of the company's business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the company's Risk Factor disclosures in its Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission and available at http://ir.medassets.com. The company disclaims any responsibility to update any forward-looking statements.

mdas/F

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

In 000s, except per share data	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013	% Change	2014	2013	% Change
Revenue:
Administrative fees, net	$ 70,788	$ 69,426	2.0%	$ 217,125	$ 216,447	0.3%
Other service fees	104,917	96,945	8.2%	304,862	293,503	3.9%

Total net revenue	175,705	166,371	5.6%	521,987	509,950	2.4%

Operating expenses:
Cost of revenue (inclusive of certain amortization expense)	42,439	38,246	11.0%	120,231	110,010	9.3%
Product development expenses	8,106	7,173	13.0%	22,145	23,649	-6.4%
Selling and marketing expenses	14,273	12,898	10.7%	50,187	46,925	7.0%
General and administrative expenses	57,579	59,095	-2.6%	175,911	174,914	0.6%
Restructuring, acquisition and integration-related expenses	3,010	111	nm	4,707	9,576	-50.8%
Depreciation	11,845	10,926	8.4%	35,247	29,979	17.6%
Amortization of intangibles	13,936	15,341	-9.2%	41,989	47,957	-12.4%

Total operating expenses	151,188	143,790	5.1%	450,417	443,010	1.7%

Operating income	24,517	22,581	8.6%	71,570	66,940	6.9%
Other income (expense):
Interest expense	(11,338)	(11,814)	-4.0%	(33,625)	(35,544)	-5.4%
Other income	273	118	131.4%	362	435	-16.8%

Income before income taxes	13,452	10,885	23.6%	38,307	31,831	20.3%
Income tax expense	5,712	3,983	43.4%	16,293	12,141	34.2%

Net income	7,740	6,902	12.1%	22,014	19,690	11.8%

Basic net income per share	0.13	0.12	8.3%	0.37	0.33	12.1%

Diluted net income per share	$ 0.13	$ 0.11	18.2%	$ 0.36	$ 0.32	12.5%

Weighted average shares — basic	59,401	59,936	-0.9%	59,917	59,446	0.8%
Weighted average shares — diluted	60,662	61,476	-1.3%	61,269	60,912	0.6%

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	December 31,
In 000s, except share and per share amounts	2014	2013

ASSETS
Current assets
Cash and cash equivalents	$ 13,893	$ 2,790
Accounts receivable, net of allowances of $2,617 and $2,568 as of September 30, 2014 and December 31, 2013, respectively	109,939	87,636
Deferred tax asset, current	--	4,535
Prepaid expenses and other current assets	24,397	24,059

Total current assets	148,229	119,020

Property and equipment, net	162,560	157,747
Other long term assets
Goodwill	1,108,360	1,027,847
Intangible assets, net	291,151	267,440
Other	40,479	41,695
Other long term assets	1,439,990	1,336,982

Total assets	$ 1,750,779	$ 1,613,749

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 21,211	$ 24,066
Accrued revenue share obligation and rebates	78,623	77,398
Accrued payroll and benefits	30,119	41,587
Other accrued expenses	16,887	12,126
Current portion of deferred revenue	72,321	46,523
Current portion of notes payable	20,187	15,500
Current portion of finance obligation	287	255

Total current liabilities	239,635	217,455

Notes payable, less current portion	554,688	424,000
Bonds payable	325,000	325,000
Finance obligation, less current portion	8,551	8,781
Deferred revenue, less current portion	17,076	16,369
Deferred tax liability	109,486	121,083
Other long term liabilities	10,706	11,272

Total liabilities	1,265,142	1,123,960

Commitments and contingencies

Stockholders' equity
Common stock, $0.01 par value, 150,000,000 shares authorized; 60,204,000 and 61,740,000 shares issued and outstanding as of September 30, 2014 and December 31, 2013, respectively	602	617
Additional paid in capital	690,981	717,132
Accumulated deficit	(205,946)	(227,960)

Total stockholders' equity	485,637	489,789

Total liabilities and stockholders' equity	$ 1,750,779	$ 1,613,749

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Nine Months Ended
In 000s	September 30,	September 30,
	2014	2013

Operating activities:
Net income	$ 22,014	$ 19,690

Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Bad debt expense	100	--
Depreciation	37,413	31,719
Amortization of intangibles	41,989	47,957
Impairment of assets	--	2,403
Loss (gain) on sale of assets	24	(123)
Noncash stock compensation expense	14,703	11,783
Excess tax benefit from exercise of equity awards	(1,788)	(5,091)
Amortization of debt issuance costs	2,829	2,858
Noncash interest expense, net	309	349
Deferred income tax benefit	(6,883)	(69)

Changes in assets and liabilities	(14,658)	(1,653)

Cash provided by operating activities	96,052	109,823

Investing activities:
Purchases of property, equipment, and software	(9,820)	(16,259)
Capitalized software development costs	(30,568)	(30,168)
Acquisitions	(138,233)	--

Cash used in investing activities	(178,621)	(46,427)

Financing activities:
Borrowings from revolving credit facility	216,080	--
Repayment of notes payable	(21,625)	(91,625)
Repayment of revolving credit facility	(59,080)	--
Repayment of finance obligation	(507)	(507)
Debt issuance costs	(569)	--
Excess tax benefit from exercise of equity awards	1,788	5,091
Issuance of common stock, net of offering costs	3,378	9,911
Purchase of treasury shares, including shares surrendered for tax witholdings	(45,793)	--

Cash provided by (used in) financing activities	93,672	(77,130)

Net increase (decrease) in cash and cash equivalents	11,103	(13,734)
Cash and cash equivalents, beginning of period	2,790	13,734

Cash and cash equivalents, end of period	$ 13,893	$ --

SUPPLEMENTAL REVENUE REPORTING
RECONCILIATION OF GROSS FEES (A NON-GAAP MEASURE) TO NET REVENUE
(UNAUDITED)

In 000s	Three Months Ended September 30,
	2014		2013		% Change
Non-GAAP gross administrative fees	$ 121,729		$ 115,478		5.4%
Other service fees	104,917		96,945		8.2%
Non-GAAP gross fees	226,646	RSO %	212,423	RSO %	6.7%

Non-GAAP revenue share obligation (RSO)	(50,941)	41.8%	(46,052)	39.9%	10.6%
Net revenue	$ 175,705		$ 166,371		5.6%

In 000s	Nine Months Ended September 30,
	2014		2013		% Change
Non-GAAP gross administrative fees	$ 367,496		$ 351,602		4.5%
Other service fees	304,862		293,503		3.9%
Non-GAAP gross fees	672,358	RSO %	645,105	RSO %	4.2%
Non-GAAP RSO	(150,371)	40.9%	(135,155)	38.4%	11.3%
Net revenue	$ 521,987		$ 509,950		2.4%

SUPPLEMENTAL SEGMENT REPORTING WITH SELECTED NON-GAAP MEASURES
(UNAUDITED)

In 000s	Three Months Ended September 30,
	2014		2013		% Change
Net revenue
Spend and Clinical Resource Management (SCM)	$ 105,799		$ 103,227		2.5%
Revenue Cycle Management (RCM)	69,906		63,144		10.7%
Total net revenue	$ 175,705		$ 166,371		5.6%

Non-GAAP Adjusted EBITDA		% margin		% margin
SCM	$ 47,983	45.4%	$ 47,387	45.9%	1.3%
RCM	17,914	25.6%	15,349	24.3%	16.7%
Corporate	(6,429)		(8,837)		-27.2%
Total non-GAAP Adjusted EBITDA	$ 59,468	33.8%	$ 53,899	32.4%	10.3%

In 000s	Nine Months Ended September 30,
	2014		2013		% Change
Net revenue
SCM	$ 320,323		$ 318,043		0.7%
RCM	201,664		191,907		5.1%
Total net revenue	$ 521,987		$ 509,950		2.4%

Non-GAAP Adjusted EBITDA		% margin		% margin
SCM	$ 140,233	43.8%	$ 144,041	45.3%	-2.6%
RCM	50,928	25.3%	47,061	24.5%	8.2%
Corporate	(20,652)		(23,020)		-10.3%
Total non-GAAP Adjusted EBITDA	$ 170,509	32.7%	$ 168,082	33.0%	1.4%

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL REPORTING OF ADJUSTED EBITDA
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net income	$ 7,740	$ 6,902	$ 22,014	$ 19,690

Depreciation	11,845	10,926	35,247	29,979
Depreciation (included in cost of revenue)	1,094	571	2,166	1,740
Amortization of intangibles	13,936	15,341	41,989	47,957
Interest expense, net	11,338	11,813	33,625	35,544
Income tax expense	5,712	3,983	16,293	12,141

Non-GAAP EBITDA	$ 51,665	$ 49,536	$ 151,334	$ 147,051

Share-based compensation	4,809	4,361	14,703	11,783
Rental income from capitalized building lease	(110)	(109)	(329)	(328)
Purchase accounting adjustments	94	--	94	--
Restructuring, acquisition and integration-related expenses	3,010	111	4,707	9,576

Non-GAAP Adjusted EBITDA	$ 59,468	$ 53,899	$ 170,509	$ 168,082

SUPPLEMENTAL NET INCOME AND EARNINGS PER SHARE REPORTING
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s, except per share data	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net income	$ 7,740	$ 6,902	$ 22,014	$ 19,690

Pre-tax non-cash, acquisition-related intangible amortization and depreciation	13,936	15,814	41,989	49,378
Pre-tax non-cash, share-based compensation	4,809	4,361	14,703	11,783
Pre-tax restructuring, acquisition and integration-related expenses	3,010	111	4,707	9,576
Pre-tax non-cash purchase accounting adjustment	94	--	94	--
Tax effect on pre-tax adjustments [c]	(8,739)	(8,115)	(24,596)	(28,295)

Non-GAAP adjusted net income	$ 20,850	$ 19,073	$ 58,911	$ 62,132

Income Per Share (EPS) - diluted	$ 0.13	$ 0.11	$ 0.36	$ 0.32

Pre-tax non-cash, acquisition-related intangible amortization and depreciation	0.23	0.26	0.69	0.81
Pre-tax non-cash, share-based compensation	0.07	0.07	0.23	0.19
Pre-tax restructuring, acquisition and integration-related expenses	0.05	--	0.08	0.16
Pre-tax non-cash purchase accounting adjustment	--	--	--	--
Tax effect on pre-tax adjustments [c]	(0.14)	(0.13)	(0.40)	(0.46)

Non-GAAP adjusted EPS - diluted	$ 0.34	$ 0.31	$ 0.96	$ 1.02

Weighted average shares - diluted (in 000s)	60,662	61,476	61,269	60,912

(c) The Company used a tax rate of 40.0% for the three and nine months ended September 30, 2014 and 2013 to calculate the tax effect of each adjustment since it believes 40.0% will be the Company's normalized long-term tax rate.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL 2014 ADJUSTED EBITDA GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

	Guidance Range for
	Twelve Months Ending
In 000s	December 31, 2014
	(Low)	(High)

Net Income	$ 30,000	$ 32,400

Depreciation	48,000	48,000
Depreciation (included in cost of revenue)	3,200	3,200
Amortization of intangibles	57,600	57,600
Interest expense, net	45,700	45,700
Income tax expense	20,900	22,500

Non-GAAP EBITDA	205,400	209,400

Share-based compensation	20,100	20,100
Restructuring, acquisition and integration-related expenses	7,900	7,900
Purchase accounting adjustments	1,000	1,000
Rental income from capitalized building lease	(400)	(400)
Non-GAAP adjusted EBITDA	$ 234,000	$ 238,000

SUPPLEMENTAL 2014 EARNINGS PER SHARE GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

	Guidance Range for
	Twelve Months Ending
In 000s, except per share data	December 31, 2014
	(Low)	(High)

Net Income	$ 30,000	$ 32,400

EPS - diluted	0.49	0.53

Pre-tax non-cash, acquisition-related intangible amortization and depreciation	0.94	0.94
Pre-tax non-cash, share-based compensation	0.33	0.33
Pre-tax restructuring, acquisition and integration-related expenses	0.13	0.13
Pre-tax purchase accounting adjustments	0.02	0.02

Tax effect on pre-tax adjustments [d]	(0.57)	(0.56)

Non-GAAP adjusted EPS - diluted [e]	$ 1.34	$ 1.38

Fully diluted weighted average shares outstanding	61,200	61,200

(d) The Company used a tax rate of 40.0% for the full year ending December 31, 2014 to calculate the tax effect of each adjustment since it believes 40.0% will be the Company's normalized long-term tax rate.

(e) Column amounts may not add to total due to rounding.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL NON-GAAP CONTRACTED REVENUE ESTIMATES
(UNAUDITED)

In Millions	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2014	2014	2014	2013	2013

Revenue Cycle Technology (RCT)	$ 177.5	$ 177.6	$ 174.4	$ 173.9	$ 173.3
Revenue Cycle Services (RCS)	58.4	66.5	69.5	65.4	60.8
RCM segment Total	235.9	244.1	243.9	239.4	234.1
SCM segment [f]	425.3	383.8	394.2	386.0	391.0
Total [g]	$ 661.2	$ 627.9	$ 638.1	$ 625.4	$ 625.1

SUPPLEMENTAL REPORTING OF SHARE-BASED COMPENSATION
EXPENSE INCLUDED IN OPERATING EXPENSES
(UNAUDITED)

In 000s	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Amount of share-based compensation included in:
Cost of revenue	$ 1,476	$ 864	$ 4,505	$ 3,040
Product development expense	252	130	887	473
Selling & marketing expense	710	975	2,082	1,944
General & administrative expense	2,371	2,392	7,229	6,326

Total	$ 4,809	$ 4,361	$ 14,703	$ 11,783

SUPPLEMENTAL REPORTING OF FREE CASH FLOW
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Nine Months Ended
	September 30,
	2014	2013

Cash provided by operating activities	$ 96,052	$109,823
Purchases of property, equipment and software	(9,820)	(16,259)
Capitalized software development costs	(30,568)	(30,168)

Non-GAAP free cash flow	$ 55,664	$ 63,396

(f) The Contracted Revenue estimate in the SCM segment for the period ended September 30, 2014 includes $33.5 million from Sg2 following its acquisition by the company on September 22, 2014.

(g) Column amounts may not add to total due to rounding.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

Use of Non-GAAP Financial Measures

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the Company supplements its condensed consolidated financial statements presented on a GAAP basis herein with the following non-GAAP financial information: gross fees; gross administrative fees; revenue share obligation; EBITDA; adjusted EBITDA; adjusted EBITDA margin; adjusted net income; diluted adjusted EPS; free cash flow; and contracted revenue.

These non-GAAP financial measures may have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. The Company compensates for such limitations by relying primarily on the Company's GAAP results and using non-GAAP financial measures only supplementally. Where possible, the Company provides reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures. Investors are encouraged to carefully review those reconciliations. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by the Company, may differ from and may not be comparable to similarly titled measures used by other companies.

Gross fees include gross administrative fees the Company receives pursuant to its vendor contracts and all other fees the Company receives from clients. The Company's revenue share obligation represents the portion of the gross administrative fees the Company is contractually obligated to share with certain of its GPO clients. Net administrative fees (a GAAP measure) are the Company's gross administrative fees net of its revenue share obligation. Total net revenue (a GAAP measure) reflects the Company's gross fees net of its revenue share obligation. These non-GAAP measures assist management and the board of directors and may be helpful to investors in analyzing the Company's growth in its Spend and Clinical Resource Management segment given that administrative fees constitute a material portion of the Company's revenue and are paid to the Company by approximately 1,150 suppliers and other vendors contracted by its GPO, and that the Company's revenue share obligation constitutes a significant outlay to certain of its GPO clients.

The Company defines: EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization; and adjusted EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization and other non-recurring, non-cash or non-operating items. EBITDA and adjusted EBITDA are used by the Company to facilitate a comparison of its operating performance on a consistent basis from period to period and provides for a more complete understanding of factors and trends affecting our business. These measures assist management and the board of directors and may be useful to investors in comparing the Company's operating performance consistently over time as it removes the impact of its capital structure (primarily interest charges and amortization of debt issuance costs), asset base (primarily depreciation and amortization) and items outside the control of the management team (taxes), as well as other non-cash (purchase accounting adjustments and imputed rental income) and non-recurring items, from the Company's operational results. Adjusted EBITDA also removes the impact of non-cash share-based compensation expense and certain restructuring, acquisition and integration-related charges. EBITDA and adjusted EBITDA are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities.

The Company defines adjusted net income as earnings excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis, non-cash tax-adjusted shared-based compensation expense, certain restructuring, acquisition and integration-related expenses on a tax-adjusted basis, purchase accounting adjustments on a tax-adjusted basis and diluted adjusted EPS as earnings per share excluding non-cash acquisition-related intangible amortization, depreciation and non-recurring expense items on a tax-adjusted basis, non-cash tax-adjusted shared-based compensation expense and certain restructuring, acquisition and integration-related expenses on a tax-adjusted basis. Adjusted net income and diluted adjusted EPS are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities. Use of this measure for this purpose allows management and the board of directors to analyze the Company's operating performance on a consistent basis by removing the impact of certain non-cash and non-recurring items from our operations, and by rewarding organic growth and accretive business transactions. As a significant portion of senior management's incentive based compensation has historically been based on the achievement of certain diluted adjusted EPS growth over time, investors may find such information useful.

The Company defines free cash flow as cash provided by operating activities less purchases of property, equipment and software and capitalized software development costs. Management believes free cash flow is an important measure because it represents the cash that the Company is able to generate after spending capital on infrastructure to maintain its business and investing in new and upgraded products and services to support future growth. Free cash flow is important because it allows the Company to pursue opportunities that are intended to enhance shareholder value, which could include debt reduction, share repurchases, partnerships, alliances and acquisitions, and/or dividend payments. The Company's definition of free cash flow does not consider non-discretionary cash payments, such as debt.

Contracted revenue is a forward-looking operating measure used by management and the board of directors to better understand revenue growth trends within the Company's business segments as it reflects the Company's current estimate of contractually committed revenue to be generated under existing client contracts in the forward 12-month period. Such information may be useful to investors in their analysis of the Company's revenue growth trends. A reconciliation to the most directly comparable GAAP measure cannot be performed without unreasonable effort.

CONTACT: Robert Borchert
         678.248.8194
         rborchert@medassets.com